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                                                                    EXHIBIT (21)

                                 SUBSIDIARIES
                                 ------------

The following schedule lists the Company and its subsidiaries, all of which are directly or indirectly wholly-owned, their respective states of incorporation, and by indentation the immediate parent of each listed subsidiary, on March 26, 1997. The schedule includes all subsidiaries except those that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


                                                        Place of
             NAME                                     Incorporation
--------------------------------------                -------------

     BRC Holdings, Inc.                                 Delaware
     Business Records Corporation                       Delaware
     Logan Services, Inc.                               Delaware
     Dash Data Processing Corporation                   Delaware
     DLH/INE Corporation                                Delaware
     Cronus/ESL, Inc.                                   Delaware
     CMSI, Inc.                                         Oregon
     Latron Holdings, Inc.                              Oregon
     Latron Computer Systems, Inc.                      New Jersey
     The Pace Group                                     Texas